Exhibit 99.1

ChannelAdvisor Reports Second Quarter 2020 Results;
Record Revenue and Adjusted EBITDA Significantly Exceed Guidance
Revenue Growth of 17% on a Y/Y Basis Best Since Fourth Quarter 2015
Variable Revenue Increased 89% on a Y/Y Basis
Adjusted EBITDA Margin More than Tripled on a Y/Y Basis to 31%
Cash Increased $8 Million Sequentially to $64 Million

Research Triangle Park, NC - August 6, 2020 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the quarter ended June 30, 2020.

"Our second quarter results were exceptional, with record revenues and record adjusted EBITDA both substantially exceeding our original guidance for the quarter," said David Spitz, ChannelAdvisor’s chief executive officer. "Strong revenues were driven by sustained and broad-based growth in GMV as e-commerce spending remained elevated throughout the quarter, consistent with broader e-commerce trends as the COVID-19 pandemic caused a shift in consumer buying behavior. Continued expense discipline and the scalability of our business model contributed to a significant improvement in profitability and cash flow as well. Although it remains difficult to forecast near-term GMV and variable revenues, we believe e-commerce trends are likely to remain strong and that we are well positioned to benefit from these trends."

Second Quarter 2020 Financial Results
•Revenue: Total revenue was $37.4 million for the second quarter 2020, an increase of 17.3% from the year-ago period. On a trailing twelve month basis, brands revenue continued to expand for the second quarter 2020 to a new high of 31.1% of total revenue. Variable revenues were $11.7 million, or 31.4% of total revenue for the second quarter 2020, compared with $6.2 million, or 19.5% of total revenue for the year-ago period. Fixed subscription revenues were $25.7 million, or 68.6% of total revenue for the second quarter 2020, compared with $25.7 million, or 80.5% of total revenue for the year-ago period.
•Gross Profit: GAAP gross profit was $30.4 million, representing a 81.2% gross margin for the second quarter 2020, compared with $24.8 million and 77.8%, respectively, for the year-ago period. Non-GAAP gross profit was $30.6 million, representing a 81.8% non-GAAP gross margin for the second quarter 2020, compared with $25.0 million and 78.4%, respectively, for the year-ago period. For a description of non-GAAP gross profit, non-GAAP gross margin and other non-GAAP measures included in this press release, including their potential limitations, see “Non-GAAP Financial Measures” below.

Exhibit 99.1
•Net Income (Loss): GAAP net income was $7.0 million for the second quarter 2020, compared with GAAP net loss of $(1.3) million for the year-ago period. GAAP net income per diluted share was $0.24 based on 29.7 million diluted weighted average shares outstanding for the second quarter 2020, compared with GAAP net loss of $(0.05) per diluted share based on 27.9 million diluted weighted average shares outstanding for the year-ago period. Non-GAAP net income was $9.8 million for the second quarter 2020, compared with non-GAAP net income of $1.5 million for the year-ago period. Non-GAAP net income per diluted share was $0.33 based on 29.7 million diluted weighted average shares outstanding for the second quarter 2020, compared with non-GAAP net income per diluted share of $0.05 based on 27.9 million diluted weighted average shares outstanding for the year-ago period.
•Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $11.6 million for the second quarter 2020, compared with $3.0 million for the year-ago period. Adjusted EBITDA margin, which is adjusted EBITDA divided by revenue, was 30.9% for the second quarter 2020, compared with 9.4% for the year-ago period. Adjusted EBITDA for the twelve months ended June 30, 2020 totaled $32.6 million.
•Cash: Cash and cash equivalents totaled $63.9 million as of June 30, 2020, compared with $51.8 million as of December 31, 2019. Cash generated from operations was $13.5 million for the six months ended June 30, 2020, compared with $4.5 million for the year-ago period. Free cash flow, a non-GAAP measure, was $11.5 million for the six months ended June 30, 2020, compared with $3.0 million for the year-ago period.
Recent Business Highlights
•Acquisition of BlueBoard: Acquired BlueBoard, a leading e-commerce analytics company. Headquartered in Paris, France, BlueBoard helps leading global brands such as L’Oreal, Clarins, and Logitech gain a competitive advantage on their e-commerce channels with actionable insights into how their products are performing across thousands of retailer websites and marketplaces. By acquiring BlueBoard, ChannelAdvisor continues to enhance its capabilities for brands seeking to accelerate e-commerce growth.
•Revolving Credit Facility: Established a $25.0 million revolving credit facility that is available until August 5, 2023 for general corporate purposes and strategic initiatives. Additionally, the company may request increases to the facility provided that the aggregate amount of such increases during the term does not exceed $10.0 million.
•Diversity, Equity & Inclusion: In response to recent external events, ChannelAdvisor has formed a Diversity, Equity and Inclusion (DE&I) task force tasked with five key DE&I objectives for the company: driving awareness, accelerating opportunity, improving access, advocacy, and accountability. We are proud of our long history of inclusion and our merit-based culture, but also believe there is more work to do to promote DE&I internally and externally.
•ChannelAdvisor Starter Edition General Availability: Made ChannelAdvisor Starter Edition generally available with our strategic launch partner, ShipStation. ChannelAdvisor Starter Edition is a solution designed to help small-to-medium-sized merchants streamline their marketplace operations and expand to new channels.
•Support for New Selling Channels: Added to its leading network of marketplaces by expanding support for Afound (AT/DE) in addition to offering new integrations with Atlas for Men (UK), ComEd (US), Galaxus (CH), OfferUp (US), and Shop Premium Outlet (US).
•New Dropship Integrations: For US-based sellers that need help streamlining their dropship operations, ChannelAdvisor now offers support for first-party integrations with Boscov (US), Dollar General (US), Nautica (US), Kohls (US) and Staples (US).

Exhibit 99.1
•Enhanced Advertising Support: Brands and retailers that advertise on Amazon can now easily evaluate and eliminate low-performing sponsored campaigns with ChannelAdvisor’s new Ad Performance Rules for Amazon Advertising. Advertisers can set custom parameters for each campaign, allowing them to pause underperforming ads automatically. This additional layer of automation helps drive ad spend efficiency and saves time for advertisers.
•Customer Details:  ChannelAdvisor recently added notable new customers including Tempur-Sealy, HUGO BOSS and Bushnell, and expanded its relationship with ASICS.
Financial Outlook
Based on the information available as of today, ChannelAdvisor is issuing guidance for its third quarter 2020 but is not issuing guidance for the full year 2020.

(in millions)	Q3 2020
Revenue	$34.0 (floor)
Adjusted EBITDA	$6.5 (floor)
Stock-based Compensation Expense	$2.5
Weighted Average Shares Outstanding	28.9
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Second Quarter 2020 Financial Results Conference Call
When:	Thursday, August 6, 2020
Time:	8:00 a.m. ET
Live Call:	(855) 638-4821, Passcode 2685276, Toll free
(704) 288-0612, Passcode 2685276, Toll
Webcast:	http://ir.channeladvisor.com (live and replay)
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA and adjusted EBITDA margin, free cash flow, non-GAAP gross profit and non-GAAP gross margin. Adjusted EBITDA and adjusted EBITDA margin exclude depreciation, amortization, income tax expense, net interest expense, stock-based compensation expense and for 2020 only, acquisition costs for the acquisition of BlueBoard. Free cash flow is cash flow from operations, reduced by purchases of property and equipment and payment of software development costs. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Exhibit 99.1
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance for the third quarter 2020 and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2020, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of the COVID-19 pandemic on global economic conditions and on our revenues and financial performance; our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these

Exhibit 99.1
forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.

###

Investor Contact:
Raiford Garrabrant
ChannelAdvisor Corporation
raiford.garrabrant@channeladvisor.com
919-228-4817

Media Contact:
Tamara Gibbs
ChannelAdvisor Corporation
tamara.gibbs@channeladvisor.com
919-249-9798

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$63,875	$51,785
Accounts receivable, net of allowance of $468 and $733 as of June 30, 2020 and December 31, 2019, respectively	23,864	22,126
Prepaid expenses and other current assets	11,772	10,452
Total current assets	99,511	84,363
Operating lease right of use assets	9,474	11,128
Property and equipment, net	9,066	9,597
Goodwill	23,486	23,486
Intangible assets, net	981	1,285
Deferred contract costs, net of current portion	12,797	12,810
Long-term deferred tax assets, net	2,908	3,584
Other assets	764	614
Total assets	$158,987	$146,867
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$401	$409
Accrued expenses	11,608	8,577
Deferred revenue	19,264	21,000
Other current liabilities	5,088	6,431
Total current liabilities	36,361	36,417
Long-term operating leases, net of current portion	7,450	9,767
Long-term finance leases, net of current portion	15	27
Other long-term liabilities	815	1,007
Total liabilities	44,641	47,218
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 28,647,086 and 28,077,469 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	29	28
Additional paid-in capital	284,075	278,111
Accumulated other comprehensive loss	(2,241)	(1,740)
Accumulated deficit	(167,517)	(176,750)
Total stockholders' equity	114,346	99,649
Total liabilities and stockholders' equity	$158,987	$146,867

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$37,443	$31,932	$69,475	$63,506
Cost of revenue (1) (2)	7,053	7,096	14,116	14,625
Gross profit	30,390	24,836	55,359	48,881
Operating expenses (1) (2):
Sales and marketing	12,619	14,092	24,959	28,405
Research and development	4,543	5,025	9,344	10,358
General and administrative	6,033	7,133	11,768	13,832
Total operating expenses	23,195	26,250	46,071	52,595
Income (loss) from operations	7,195	(1,414)	9,288	(3,714)
Other income:
Interest income, net	85	211	211	394
Other income, net	31	32	39	12
Total other income	116	243	250	406
Income (loss) before income taxes	7,311	(1,171)	9,538	(3,308)
Income tax expense	325	167	545	359
Net income (loss)	$6,986	$(1,338)	$8,993	$(3,667)
Net income (loss) per share:
Basic	$0.25	$(0.05)	$0.32	$(0.13)
Diluted	$0.24	$(0.05)	$0.31	$(0.13)
Weighted average common shares outstanding:
Basic	28,489,086	27,925,728	28,325,426	27,710,584
Diluted	29,700,524	27,925,728	29,362,886	27,710,584

(1) Includes stock-based compensation as follows:
Cost of revenue	$238	$191	$557	$576
Sales and marketing	777	737	1,517	1,773
Research and development	543	512	1,223	1,242
General and administrative	998	1,361	2,173	2,608
	$2,556	$2,801	$5,470	$6,199

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,029	$978	$2,005	$1,901
Sales and marketing	156	196	311	402
Research and development	64	93	134	183
General and administrative	273	329	550	656
	$1,522	$1,596	$3,000	$3,142

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income (loss)	$8,993	$(3,667)
Adjustments to reconcile net income (loss) to cash and cash equivalents provided by operating activities:
Depreciation and amortization	3,000	3,142
Bad debt expense	504	434
Stock-based compensation expense	5,470	6,199
Deferred income taxes	532	352
Other items, net	(420)	192
Changes in assets and liabilities:
Accounts receivable	(2,426)	344
Prepaid expenses and other assets	(850)	1,609
Deferred contract costs	(901)	(1,836)
Accounts payable and accrued expenses	1,177	(1,157)
Deferred revenue	(1,623)	(1,082)
Cash and cash equivalents provided by operating activities	13,456	4,530
Cash flows from investing activities
Purchases of property and equipment	(580)	(249)
Payment of software development costs	(1,407)	(1,293)
Cash and cash equivalents used in investing activities	(1,987)	(1,542)
Cash flows from financing activities
Repayment of finance leases	(1,415)	(1,902)
Proceeds from exercise of stock options	2,134	951
Payment of statutory tax withholding related to net-share settlement of restricted stock units	—	(169)
Cash and cash equivalents provided by (used in) financing activities	719	(1,120)
Effect of currency exchange rate changes on cash and cash equivalents	(98)	(28)
Net increase in cash and cash equivalents	12,090	1,840
Cash and cash equivalents, beginning of period	51,785	47,185
Cash and cash equivalents, end of period	$63,875	$49,025

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$37,443	$31,932	$69,475	$63,506

Gross profit (GAAP)	$30,390	$24,836	$55,359	$48,881
Plus: Stock-based compensation expense included within cost of revenue	238	191	557	576
Gross profit (Non-GAAP)	$30,628	$25,027	$55,916	$49,457
Gross margin (GAAP)	81.2%	77.8%	79.7%	77.0%
Gross margin (Non-GAAP)	81.8%	78.4%	80.5%	77.9%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating expenses (GAAP)	$23,195	$26,250	$46,071	$52,595
Less: Stock-based compensation expense included within operating expenses	2,318	2,610	4,913	5,623
Less: Acquisition costs included within operating expenses	265	—	265	—
Operating expenses (Non-GAAP)	$20,612	$23,640	$40,893	$46,972

Reconciliation of GAAP Income (Loss) from Operations and GAAP Operating Margin to Non-GAAP Income from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$37,443	$31,932	$69,475	$63,506

Income (loss) from operations (GAAP)	$7,195	$(1,414)	$9,288	$(3,714)
Plus: Stock-based compensation expense	2,556	2,801	5,470	6,199
Plus: Acquisition costs	265	—	265	—
Income from operations (Non-GAAP)	$10,016	$1,387	$15,023	$2,485
Operating margin (GAAP)	19.2%	(4.4)%	13.4%	(5.8)%
Operating margin (Non-GAAP)	26.7%	4.3%	21.6%	3.9%

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$6,986	$(1,338)	$8,993	$(3,667)
Plus: Stock-based compensation expense	2,556	2,801	5,470	6,199
Plus: Acquisition costs	265	—	265	—
Net income (Non-GAAP)	$9,807	$1,463	$14,728	$2,532

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$6,986	$(1,338)	$8,993	$(3,667)
Adjustments:
Interest (income) expense, net	(85)	(211)	(211)	(394)
Income tax expense	325	167	545	359
Depreciation and amortization expense	1,522	1,596	3,000	3,142
Total adjustments	1,762	1,552	3,334	3,107
EBITDA	8,748	214	12,327	(560)
Stock-based compensation expense	2,556	2,801	5,470	6,199
Acquisition costs	265	—	265	—
Adjusted EBITDA	$11,569	$3,015	$18,062	$5,639

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Six Months Ended June 30,
	2020	2019
Cash and cash equivalents provided by operating activities	$13,456	$4,530
Less: Purchases of property and equipment	(580)	(249)
Less: Payment of software development costs	(1,407)	(1,293)
Free cash flow	$11,469	$2,988

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
Third Quarter 2020
Floor
Net income (estimate)	$2.0
Adjustments (estimates):
Interest (income) expense, net	(0.1)
Income tax expense	0.1
Depreciation and amortization expense	1.6
Total adjustments	1.6
EBITDA	3.6
Stock-based compensation expense (estimate)	2.5
Acquisition costs (estimate)	0.4
Adjusted EBITDA guidance (floor)	$6.5